SUBCONTRACT ~51O1O-OO1



THIS AGREEMENT made this 30thday of October 1996

    BETWEEN CONTRACTOR:                   HANNIBAL C0NSTRUCTION CO., INC.
    ------- -----------                   -------- ------------ ---- ----
                                         159 West 127th Street
                                         --- ---- ----- ------
                                         New York, NY 1O~27
                                         --- ----- -- -----
                                         212-6632000
                                         -----------
                                         Fax 212-666-1679
                                         --- ------------
                                         ATT:,Bi1l King
                                         ---------  ---


    and CONTRACTOR:  U.S. BRIDGE OF NY, INC.

53-09 97th Place
Corona, NY 11368
(718) 699-0100
Fax (718) 760-5696
Attn: Joseph Polito


     NOTICE: THIS AGREEMENT MAY REQUIRE ARBITRATION OF DISPUTES. See Article 32.

     WHEREAS,, Contractor has made a contract for construction dated 199 with

CUSTOMER: National Railroad Passenger Corporation (AMTRAK)
          30th & Market Streets
          Philadelphia, Pennsylvania 19104

For the following Project:    Contract DP 5277-0001 with
                              Modification 001 and 002 Bearing Rehabilitation
                              Hell gate Viaduct Structures

(hereinafter referred to as the "Prime Contract") which provides for the furnishing of labor, materials, equipment and services in connection with the construction of the Project

Project Owner
(if different from Customer)

Architect or Engineer
(if different from Customer)

     (In the event Contractor's Prime Contract is with Owner of the Project, references to "Customer" shall also mean "Owner" and references to "Owner" shall also mean "Customer. All references herein to "Customer" and/or "Owner-" in the context of review, approval, inspection or contract administration shall include "Architect" or "Engineer" acting within the scope of authority delegated to such party by Owner); and


     WHEREAS, Subcontractor has agreed. for and In the stead of Contractor, to fulfill and perform the part of the Prime Contract that is hereinafter described;

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     NOW,  THEREFORE,  the parties  hereto,  intending to be legally  bound,  do hereby agree as follows:

    SCOPE OF WORK:

     1. Subcontractor shall furnish all supervision. labor, materials, supplies, services. tools, equipment and facilities and do and perform all things necessary for the construction and completion of the Work as set forth on "SCHEDULE A - SCOPE OF WORK." attached hereto, in strict accordance with the terms of this Agreement and the Contract Documents and all things indicated therein or reasonably implied or inferable therefrom.

    CONTRACT DOCUMENTS:

     2. The Contract Documents for this Agreement consist of the Prime Contract; the Conditions of the Prime Contract (General, Supplementary, Special and other conditions); Drawings, Specifications and Addenda included in the Prime Contract; all other documents contained or referenced in the Prime Contract; and all 'Modifications or Change Orders issued subsequent thereto (see attached "SCHEDULE C CONTRACT DOCUMENTS"). All of the above Contract Documents are fully incorporated herein, and Subcontractor acknowledges that it has read and is familiar with all of the terms and conditions therein and with the respective rights, obligations and liabilities of Contractor and Customer thereunder.

     In the performance of this Agreement, Subcontractor agrees to be bound to Contractor by the terms of the Contract Documents and shall assume toward Contractor all the obligations and responsibilities which Contractor, under the Contract Documents, assumes toward the Customer. Subcontractor shall have the benefit of all rights, remedies and redress against Contractor which Contractor, by the Contract Documents, has against the Customer. It is understood that in the event of conflict or inconsistencies between the provisions of this Agreement and the Contract Documents, this Agreement shall govern. The foregoing notwithstanding, any claims of Subcontractor, whether for extension of time, changes in the Work, adjustment, damages or otherwise, must be submitted in accordance with the procedures set forth in the Contract Documents, and Subcontractor's remedy and recovery shall be limited to adjustments authorized and approved by Customer.

SHOP DRAWINGS:

     3. Subcontractor shall prepare such drawings as are necessary to completely show the details of its Work and shall secure approval thereof by Contractor and by such other parties as may be required by the Contract Documents in writing before proceeding with the Work to which such drawings shall relate. Approval of such drawings by Contractor or others shall not relieve Subcontractor of its obligation to conform its Work properly with work of other contractors and to perform fully the terms and conditions hereof and of the Contract Documents.

TIME OF COMPLETION:

     4. Subcontractor shall complete all Work hereunder according to the following schedule:

     Pursuant to schedule submitted by Subcontractor within ten (10) days after receipt of this Agreement, subject to Contractor's approval. Otherwise. Work shall be performed according to the schedule prepared by Contractor.
Subcontractor's schedule shall be consistent with the requirements of any outline schedule furnished by Contractor and Contractor's obligations under the Contract Documents (see attached "SCHEDULE B - PROJECT SCHEDULE").

Time is of the essence in the performance of Subcontractor's obligations hereunder. Contractor may, from time to time, make revisions in the schedule, subject to Subcontractor's consent, provided however, Subcontractor hereby consents to such reasonable revisions as necessary to maintain Subcontractor's schedule approved by Contractor and

     Contractor's obligations under the Contract Documents. In the event of Subcontractor's failure to adhere to the agreed schedule, as modified by authorized rime extensions and/or revisions, Subcontractor shall be liable to Contractor for alt delay damages, liquidated or otherwise, payable by Contractor to Customer as the result of Subcontractor's delay, in addition to such actual delay damages and/or acceleration costs suffered by Contractor and its subcontractors as a consequence thereof, and such sums may be deducted from Subcontractor's applications or payment hereunder. Subcontractor may be required to accelerate its Work to maintain the agreed schedule at no expense to Contractor.

    EXTENSION OF TIME:

     5. Should Subcontractor be delayed in the performance or completion of the Work hereunder by Contractor or Contractor's other subcontractors or by any acts or causes beyond the control of Subcontractor which are excused under the Contract Documents, Contractor will extend the foregoing work schedule for a period of time equivalent to any such delay. This time extension shall be the sole remedy for such delays unless caused solely by Contractor or Contractor's other subcontractors or unless and to the extent delay costs are reimbursed by Customer, Owner or other responsible party. Failure of Subcontractor to give written notice of claim to Contractor for time extensions and delay costs at least five (5) business days before the time specified in the Contract Documents shall bind Subcontractor to the same consequences as Contractor is bound. Failure of Subcontractor to give Contractor written notice of delay and claim for time extensions arid potential delay damages within five (5) business days after the onset of delays or interference caused by Contractor shall constitute a waiver by Subcontractor of all rights to time extensions and for compensation for delays to the extent otherwise recoverable as set forth above. In no event shall the extension of time afforded Subcontractor hereunder exceed that granted by Customer under the Contract Documents with respect to such claim, unless Contractor or Contractor's other subcontractors are the sole cause of Subcontractor's delay.

    CONDITIONS UNDER WHICH CONTRACTOR MAY CO~L(pound)TE THE WORK:

     6. If Subcontractor, at any time in the judgment of Contractor, shall fail to supply a sufficiency of properly skilled workmen or of materials, tools, equipment, facilities or supplies of the proper quality, or fail in any respect to prosecute the Work with promptness arid diligence, or fail in the performance of any of its obligations hereunder. and shall, within three (3) days after receipt of written notice from Contractor fail to remedy such default; or if Subcontractor shall interfere with or disrupt, or threaten to interrupt with or disrupt. the operations of Customer, Owner or Contractor n any manner, whether by reason of labor dispute or otherwise; or if the presence of the Subcontractor or his agents or employees upon the Owner's premises or the fact that this Agreement has been made results in acts by third parties which interfere with or disrupt the operations of Customer, Owner or Contractor in any manner, whether by reason of a labor dispute, picketing, boycotting or otherwise; or if a petition in bankruptcy shall be filed by or against Subcontractor or if Subcontractor shall become insolvent and fails to furnish adequate assurances of future performance within seven (7) days or otherwise is unable to continue the Work, Contractor may, in any such event, either terminate this Agreement or exclude Subcontractor and its employees and agents from the Work or any designated portion thereof without terminating this Agreement. Contractor, having exercised either of the above elections, may enter upon the premises and take possession of all materials, tools, equipment, facilities and supplies thereon, and may finish said Work or portion thereof either by providing the necessary labor and additional materials, tools, equipment, facilities and supplies for finishing said Work or portion thereof or by contracting with other parties Subcontractor shall not be entitled, in any event, to receive any further payment under this Agreement or otherwise in connection with the Work after such notice is sent or given until said Work shall be wholly finished, at which time if the unpaid balance of the amount to be paid Subcontractor under this Agreement shall exceed the cost and expense of finishing the Work, such excess shall be paid by Contractor to Subcontractor: but, if such cost and expense including damages incurred through Subcontractor's default shall exceed such unpaid balance, Subcontractor shall be liable for and shall pay such difference to Contractor. The cost and expense of completing the Work as herein provided and damages incurred through Subcontractor's default shall be audited and certified by Contractor If Contractor wrongfully terminates Subcontractor, the Subcontractor shall be entitled to recover only Subcontract ~45IO1O-OOI Contractor Initial Page 3 of 17 Subcontractor Initial
     the pro rata Subcontract Price for Work performed. but not paid for, prior to the termination and incidental damages directly resulting from the termination, in no event shall the Subcontractor be entitled to recover anticipated profit upon unperformed Work or any other damages incurred or alleged to be incurred in connection with such termination

    SUBCONTRACT PRICE AND PAYMENT:

     Contractor agrees to pay Subcontractor for satisfactory performance of Subcontractor's Work the sum of ONE HUNDRED SEVENTY NINE THOUSAND AND OO/100($179,000.00 subject to additions and deductions as herein provided, in full and complete compensation for all work performed and furnished hereunder

     Progress payments, less retainage of five percent (5%), shall be made to Subcontractor for Work satisfactorily performed no later than ten (10) days after receipt by Contractor of payment from Owner for Subcontractors Work. subject to the express condition precedent that Contractor shall have received payment therefor unless payment withheld due to causes within the sole control of Contractor for which Subcontractor is not responsible Subcontractor shall make applications for payment in the manner prescribed n the Contract Documents and in time for the Contractor to submit per the Contract Documents. If retainage is reduced by Customer and paid to Contractor for Subcontractor's Work, or no longer withheld by Customer for Subcontractor's Work, corresponding subcontract retainage will be reduced or no longer withheld accordingly, provided that Subcontractor is performing its Work in time and in conformance with this Agreement.

     When required by Contractor or Customer, and as a prerequisite for payment, Subcontractor Shall provide affidavits partial lien waivers and releases for itself and from each of its subcontractors and material suppliers evidencing receipt of progress payments. All payments made by Contractor to Subcontractor are made to, and accepted by, Subcontractor as trustee for the benefit of Subcontractor's employees, material suppliers and lower tier subcontractors, and Subcontractor shall so apply the payments from Contractor before using any part thereof for any other purpose

     No payment of premium time shall be made to Subcontractor unless such premium time is authorized in writing by Contractor prior to the working thereof; but if premium time is so authorized, the premium will be paid for as extra compensation to Subcontractor over and above the subcontract price. Such premium will be paid for at the premium rates established by the applicable wage scale for each craft plus payroll taxes thereon and any workers' compensation insurance premium that Subcontractor 5 required to pay on account of such premium time No payment will be made for public liability insurance, overhead, supervisory services, profit or other charges. Invoices for premium time must show a breakdown of payroll taxes by percentage and, if a percentage for workers' compensation premium is applied. evidence that such premiums are applicable must be submitted. Premium time incurred by reason of Subcontractor's failure to adhere to the schedule for performance of the Work shall be at the expense of Subcontractor without payment or reimbursement by Contractor

WITHHOLDING OF PAYMENTS:

     8. In addition to amounts retained under Article 7 of this Agreement and in addition to its other remedies, Contractor may withhold and retain from time to time out of moneys due Subcontractor hereunder, amounts sufficient fully to reimburse and compensate itself. Customer or Owner for any loss or damage either or both of them may sustain, or to indemnify itself and the Owner against any liens, claims, damages, obligations or liabilities which may be asserted against any or all of them, or their property, or Surety, by reason of or as a result of any acts or omission of Subcontractor, its employees, representatives, licensees or subcontractors in connection with or related to the performance of this Agreement, including failure to pay its workmen, benefit plans of its employees. taxes. ~ubcoiitractOr5 or suppliers and inexcusable delays in performance and completion of the Work. or by re~~oi1 of ai1~ oilier claims Contractor may, have against Subcontractor in connection with this or any other contract After giving
 .subcontractor notice of and reasonable opportunity to satisfy or bond over amounts due and owing to any creditor for Work provided hereunder, Contractor shall have the right, but not the obligation, to direct payments owed by Contractor to Subcontractor directly to Subcontractor's creditors, either by joint check payable to both the creditor and the Subcontractor or by check directly payable to the creditor, in either case reducing the amount owed to Subcontractor by the amount of such direct payment.

    FINAL PAYMENT:

     9. As express conditions precedent to final payment of all sums due Subcontractor hereunder:

     (I) Subcontractor shall have given Contractor and Customer evidence satisfactory to them of compliance with all requirements of the Contract Documents (including without limitation furnishing of as-built drawings when required and waiver, removal or discharge of all liens, claims. obligations and liabilities which may be asserted),

     (ii)   Contractor   and   Customer   shall   finally   approve  and  accept
Subcontractor's Work; and

     (iii) Contractor shall have received payment from Customer for Work performed by Subcontractor

     Payments made pursuant to this Agreement by Contractor shall not be construed as the waiver of any breach hereof by Subcontractor or as an acceptance of defective work or of work not in conformance with the terms and conditions of this Agreement and of the Contract Documents. Subcontractor's acceptance of final payment shall constitute a final waiver of any and all claims against Contractor, Customer or otherwise arising out of or in connection with this Agreement or the Work hereunder.

    CHANGES AND EXTRAS:

     10. Contractor reserves the right to make changes in, deductions from and additions to the Work upon written order to Subcontractor. Before proceeding with any Work involving possible claims by Subcontractor for adjustments in compensation or time of performance, Subcontractor shall submit in writing to Contractor a detailed estimate of the price and additional time, if any, required for such Work and shall secure from Contractor a written order describing such Work and fixing Subcontractor's compensation and time. in the event any deductions from the Work result in a material change in the value of the Work, an equitable adjustment shall be made by the parties hereto in the subcontract price. Agreement on any change order shall constitute a final settlement of all items covered therein, subject to performance thereof and payment therefor as provided in this Agreement. If Contractor and Subcontractor fail to agree as to the amount of the adjustment, the Work shall proceed as directed in writing by Contractor while the adjustment is being determined, which written direction shall not be unreasonably withheld. Failure of Subcontractor to give Contractor notice of claim and estimate of time and price prior to proceeding with Work which is the subject of said claim shall operate as a waiver by Subcontractor of all rights to adjustments in compensation or time of performance. Any change order or extra work performed without Contractor's prior written authorization pursuant to the foregoing procedures shall be at Subcontractor's risk without right of payment or reimbursement under contract, quantum meruit or otherwise. No prior waiver of notice or failure to enforce the procedures herein for written orders shall constitute a waiver of the requirements of this section for written notice to Contractor and written order from Contractor in connection with subsequent claims for changes or extras. In no event shall the increase in the subcontract price or the extension of time, if any, afforded to Subcontractor hereunder exceed hat granted to Contractor under the Contract Documents with respect to any change in the Work initiated by Customer or Owner.

INSPECTION:

     11. Contractor, Customer and Owner shall have the right, but not the obligation, to inspect and approve all Work at all times, but the giving or failure to give any such approval shall not relieve Subcontractor of responsibility for the' proper performance of the Work. Subcontractor shall provide sufficient, safe and proper facilities at all times for such inspection of the Work, and shall furnish full information concerning all materials entering into the Work.

    DEFECTIVE WORK:

     12. Subcontractor shall, at any time prior to the completion of the Work and within forty-eight (48) hours after receiving written notice from Contractor, proceed at Subcontractor's sole cost and expense to remove from the premises all materials rejected by Contractor, Customer or Owner, whether assembled or not, and to dismantle all portion's of the Work which shall be rejected as unsound or improper or in any way failing to conform to the requirements of this Agreement or the Contract Documents, and to replace the rejected Work with materials conforming to the requirements of this Agreement and the Contract Documents and acceptable to Contractor, Customer and Owner, and to further pay for or replace at its own expense all work damaged or destroyed thereby

    RESPONSIBILITY FOR WORK:

     13. Prior to the completion of the Work by Subcontractor and the acceptance thereof by Contractor, Customer and Owner, all the Work shall remain at the risk of Subcontractor and Subcontractor shall repair and/or replace any and all loss or damage to the Work, regardless of the cause of the damage, at Subcontractor's own cost and expense, provided that the loss or damage was not caused by Contractor or Contractor's other subcontractors. Subcontractor shall repair, restore and replace any real or personal property, including tools and equipment, belonging to Owner, Customer or Contractor which Subcontractor or his subcontractors or suppliers, or their respective employees or invitees, may damage or destroy while on Contractor's and Owner's premises.

    WARRANTY:

     14. Subcontractor shall repair or replace at its own expense, as directed by Contractor or Customer and at Owner's convenience, any defects in workmanship or materials which appear within one (1) year from the date of the final acceptance of the Subcontractor's Work, provided however, that Subcontractor guarantees the Work to the full extent and for the full period provided in the Contract Documents (even if longer than the above one (1) year period).

WORKERS' COMPENSATION A~ND EMPLOYMENT TAXES:

     15. Subcontractor shall provide and pay, and require his subcontractors, if any, to provide and pay, and to secure the payment of:

     (1) Compensation for occupational diseases and for injuries sustained by or death resulting to employees of Subcontractors as required by state and federal laws, including the laws of each state wherein any work hereunder is performed and where employment contracts of such employees were made and any applicable Federal laws regarding maritime or Federal employment.

     (ii) Contributions and payments with respect to employees of Subcontractor and his subcontractors to state unemployment compensation funds when and as required by such unemployment compensation laws.

     (iii) Contributions, taxes and premiums payable under Federal and State laws measured upon the payroll of employees engaged in the performance of Work under this Agreement.

     Upon written request, Subcontractor shall furnish Contractor with satisfactory evidence that Subcontractor and its subcontractors have complied fully with all of the requirements of law In any event Subcontractor shall indemnify and save harmless Contractor, Customer and Owner from and against any and all actions, claims, damages. fines, penalties. attorneys' fees and costs resulting from Subcontractor's failure to fully comply with all such laws or to purchase such insurance.

    TAXES:

     16 Subcontractor shall pay all sales, excise, privilege. occupational and other taxes applicable to materials and supplies furnished or Work performed hereunder and shall save Contractor, Customer and Owner harmless from liability for any such taxes.

    INDEMNITY:

     17. Subcontractor shall indemnify, defend, and hold harmless Contractor, its officers, employees and agents, the owner of Contractor's rented equipment used by Subcontractor, and only to the extent required by the Contract Documents those parties which Contractor is required to indemnify, defend and hold harmless under the Contract Documents (Contractor and all other parties collectively "Indemnitees") from and against any and all claims, fines. damages, losses and expenses whatsoever (including those for bodily injury, personal injury, sickness, disease or death - hereinafter "Personal Injury'9 or for injury to or destruction of tangible property including loss of use resulting therefrom - hereinafter "Property Damage"), in law and in equity, arising out of; related to or resulting from the performance of Subcontractor's Work hereunder; or arising out of, related to or resulting from Subcontractor's borrowing employees of Contractor; or arising out of, related to or resulting from Subcontractor's use of the Project premises or equipment, facilities, and other property of Indemnitees (including without limitation tools, cranes, hoists, watercraft, manlifts, stairs, ramps, ladders, platforms, and scaffolds used by Subcontractor and its employees, invitees and those of its subcontractors).

     To the fullest extent permitted by law, Subcontractor expressly understands and agrees that Subcontractor's hereinabove obligation to Indemnitees shall extend to any such claim resulting from Personal Injury or Property Damage, regardless of whether or not such claim is caused or alleged to be caused in part by any joint, concurrent or independent act or omission by Indemnitees (negligent or otherwise, whether active or passive), or whether or not caused in whole or in part by unseaworthiness of watercraft or defects in premises, equipment or facilities used by Subcontractor, but only to the extent such claim does not arise out of or result from the sole active negligence or willful misconduct of Indemnitees (other than employees of Contractor borrowed by Subcontractor). If Indenmitee is an architect, engineer or surveyor, this indemnity shall not extend to the liability of such Indenmitee arising out of the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by such Indemnity, or Out of the giving or the failure to give directions or in5tructions by such Indenmitee, where the giving or the failure to give any directions or instructions is the primary cause of Personal Injury or Property Damage.

     In claims against Indemnitees resulting from Personal Injury to employees of Subcontractor, those of its subcontractors or anyone directly or indirectly employed by them, Subcontractor's hereinabove obligation to Indemnitees shall not be limited by any limitation on the amount or type of damages, benefits or compensation payable by or for Subcontractor under Worker's Compensation Acts, Disability Benefit Acts or other employee benefit acts, and Subcontractor expressly waives any such statutory or constitutional immunity.

     Subcontractor, at Subcontractor's sole expense, shall promptly dispose of all such claims, defend all lawsuits filed against Indemnitees on the account thereof; pay all judgments rendered against Indemnitees in such lawsuits (including any prejudgment interest assessed against any Indemnitees hereunder), and reimburse Indemnitees in cash upon demand for all reasonable expenses incurred by Indemnitees on the account thereof including, but not limited to, attorneys' fees, expert witness fees, consultant fees, and court costs, whether incurred defendant,' the underlying action or incurred enforcing this indemnification. Subcontractor's obligations to defend Indemnitees shall survive any judicial determination invalidating, in whole or in part, this Article 17 and shall apply regardless of whether or not Indemnitees are found liable for negligence, in whole or in part. Subcontractor expressly understands and agrees that this Article 17 is supported by specific consideration included in the subcontract price in the amount of 1% of the subcontract price and that Subcontractor shall purchase the insurance specified elsewhere herein for the benefit of Indemnitees to the extent this indemnity is not otherwise enforceable under the law In no event shall Subcontractor's legally enforceable indemnity obligation hereunder be limited to the amount of any insurance available to or provided by Subcontractor.

    RESPONSIBILITY FOR SAFETY OF PERSONS:

     18. The safety of Subcontractor's employees on Contractor's and Owner's premises, or any invitee who enters upon the premises for reasons relating to this Agreement, shall be the sole and exclusive responsibility of Subcontractor. Subcontractor shall at all times maintain safe working conditions and good order among its employees and shall not employ on the Work any unfit person or anyone not skilled in the work assigned to him. Subcontractor shall confine its employees, invitees, and equipment to that portion of the Project premises where the Work under this Agreement is to be performed or to roads and access leading to and from such work Sites, or to any other areas which Owner, Customer or Contractor may permit Subcontractor to use. Prior to starting any work at the Project premises, Subcontractor shall submit its safety program to Contractor for review by Contractor. Subcontractor shall take all reasonable measures and precautions at all times to prevent injuries to or the death of any of its employees, invitees and other persons engaged in the Work or other work in connection with the Project. Such measures and precautions shall include, but shall not be limited to, all safeguards and warnings necessary to protect all such persons from and against any conditions which could be dangerous and to prevent accidents of any kind whenever work is being performed in proximity to hazardous conditions, facilities, or any moving or operating machinery or equipment. Subcontractor shall promptly report to Contractor all accidents or occurrences resulting in injuries to Subcontractor's employees or third parties, or damage to property of third parties, arising out of or in the course of the Work, and, when requested, shall frilliness Contractor with a copy of reports made by Subcontractor to its insurer or to others of such accidents and occurrences, including statements or any other investigative material.

    INSURANCE REQUIREMENTS.'

     19. The Subcontractor shall purchase and maintain insurance in accordance with "SCHEDULE E - INSURANCE AND IBONDS," unless otherwise agreed in writing by Contractor.

PERMITS AND LICENSES:

     20. Except for licenses and permits obtained by Contractor, Customer or Owner under the Contract Documents, Subcontractor shall secure and pay for all licenses and permits required for its compliance with all laws, ordinances, and regulations of the proper public authorities in the performance of its Work. Subcontractor shall be responsible for all damages and shall indemnify, save harmless and defend Contractor, Customer and Owner from and against all damages, fines, penalties and liability therefor, which may arise out of the failure of Subcontractor to secure and pay for any of said licenses and permits or to comply with said laws, ordinances and regulations.

PATENTS:

     21. Subcontractor agrees to indemnify, save harmless and defend Contractor, Customer and Owner from and against any and all Suits, legal proceedings, claims, demands, damages, costs and attorneys' fees incident to any infringement or to any claimed infringement of any patent or patents in the manufacture. sale or use of any materials or appliance furnished by Subcontractor under this Agreement. Contractor shall have the right to approve selection of counsel appointed by Subcontractor to defend Contractor.

COOPERATION WITH OTHER CONTRACTORS:

     22.  All   construction   forces   employed   by   Subcontractor   and  its
subcontractors shall at all times be acceptable to Contractor. Customer and Owner and shall be subject to safety rules and other regulations in force or to be established at the premises on which this Agreement is to be performed. Subcontractor and its subcontractors, if any, shall cooperate with Contractor and other contractors on the premises and shall so carry on their work that Contractor and other contractors shall not be hindered, delayed or interfered with in the progress of their work, and so that all of such work shall be a finished and complete job of its kind.

    CLEANING -UP OF PREYTISES:

     23. During the progress of the Work, Subcontractor shall store materials and equipment in an orderly manner and shall keep the premises at all times free from debris and obstructions. Upon completion of the Work, Subcontractor shall remove all temporary buildings or facilities erected or installed by Subcontractor or its subcontractors, all construction equipment, surplus materials and supplies belonging to Subcontractor or its subcontractors, and shall leave the premises and the Work in perfect order, clean and ready for use.

    SUBLETTING AND ASSIGNING:

     24. Subcontractor shall not sublet or assign this Agreement or the Work hereunder or any part thereof without the written consent of Contractor. ~n case such consent is given, it shall not relieve Subcontractor from any of the obligations of this Agreement, and any subcontractor or assignee shall be considered the agent of Subcontractor and, as between the parties hereto, Subcontractor shall be and remain liable as if no such subletting or assignment had been made. Lower-tier subcontracts are subject to the provisions of this Agreement, and Subcontractor's subcontracts shall incorporate all provisions of the Contract Documents and this Agreement. Subcontractor hereby assigns to Contractor all subcontracts and material orders relating to the Work provided such assignment shall be effective only in the event of default or termination under Article 6 and then only if Contractor gives specific written notice to Subcontractor and Subcontractor's subcontractors and material suppliers, and without liability on part of Contractor until Contractor affirmatively so accepts the assignment.

APPLICABLE LAWS AND REGULATIONS:

     25. Any provision required to be included in a contract of this type by any applicable and valid Federal, State and local law, ordinance, rule or regulation shall be deemed to be incorporated herein. In the performance of this Agreement Subcontractor shall comply with all applicable and valid laws, ordinances, rules and regulations. This Agreement shall be governed by and interpreted in accordance with the law of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions, unless other law is expressly stated in the Contract Documents as applicable to the dispute.

WAIVER OF BREACH, SEVERABILITY AND INTEGRATION:

     26. Any failure by Contractor at any time, or from time to time, to enforce or require the strict keeping and performance by Subcontractor of any of the terms or conditions of this Agreement or of the Contract Documents, shall not constitute a waiver by Contractor of a breach of any such terms or conditions, and shall not affect or impair such terms or conditions in any way, or the right of Contractor any time to avail itself of such remedies as it may have for any such breach or breaches of such terms or conditions. If any term or condition of this Agreement or portion

ARBITRATION AND MEDIATION:

     thereof is rendered unenforceable under the law, all remaining terms and conditions not affected by such determination shall remain in full force and effect and shall be binding upon the parties hereto. The terms of this Agreement supersede any prior written or oral proposals, negotiations, representations, terms or understandings. No modification to this Agreement and no waiver of rights hereunder shall be valid or binding unless agreed in writing by both parties.

    BONDS:

     27. The Subcontractor shall provide a payment bond and a performance bond if required by '9SCHEDULE E -INSURANCE AND BONDS." Failure of Subcontractor to promptly provide such required bonds shall be a material breach of this Agreement and shall entitle Contractor to invoke the termination provisions of
Article 6 hereof and to such other remedies as may be available at law or in equity.

    EQUAL EMPLOYMENT OPPORTUNITY:

     28. The Subcontractor agrees to comply with all applicable Federal, State, and Local laws, ordinances, rules and regulations concerning employment policies, affirmative action plans and subcontracting to disadvantage businesses. Hiring goals and provisions of the Contract Documents concerning Equal Employment Opportunity (and disadvantaged subcontractors, if applicable to this Agreement) are included as part of the Contract Documents applicable to this Agreement.

    NO THIRD PARTY BENEFICIARIES:

     29. To the maximum extent permitted by law, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than Contractor and Subcontractor, and all duties and responsibilities undertaken pursuant to this Agreement will be for the sole and exclusive benefit of Contractor and Subcontractor and not for the benefit of any other party.

    INDEPENDENT CONTRACTOR AND CONTROL OF THE WORK:

     30. Subcontractor shall perform the Work under this Agreement as an independent contractor with exclusive control of the direction and supervision of the means and methods of performing the Work in accordance with the requirements of this Agreement and the Contract Documents. Subcontractor shall be solely responsible and liable for all safeguards, protections and warnings necessary to prevent Personal Injury or Property Damage arising out of Work performed under or related to this Agreement, including without limitation barricading or removing Subcontractor's employees and invitees from hazardous situations over which it has no control and promptly reporting such conditions to Contractor. The approval by Contractor, Customer or Owner of the methods of doing the Work or the failure of Contractor, Customer or Owner to call attention to improper or inadequate methods or to require any change in methods or to direct Subcontractor to take any particular precautions or to refrain from doing any particular thing shall not excuse Subcontractor in case of Personal Injury or Property Damage. In the event Contractor should, at the request of Subcontractor, furnish workmen to Subcontractor for any purpose, including without limitation operation of Contractor's rented or owned equipment which is used by Subcontractor, Subcontractor shall direct and supervise such workmen and shall be responsible for their actions while so engaged, and they shall be deemed to be borrowed employees of Subcontractor.

TERMINATION FOR CONVENIENCE:

     31. In the event the Contract Documents provide for termination of the contract for convenience, Subcontractor shall be bound to Contractor by all such provisions of the Contract Documents in the same manner as Contractor is bound to Customer.

     32. In the event the Contract Documents provide for arbitration or mediation of disputes, Subcontractor shall be bound by all such provisions of the Contract Documents to Contractor in the same manner as the Contractor is bound to Customer, provided however that if any dispute between Contractor and Subcontractor does not involve Customer, then Contractor in its sole discretion shall not be required to arbitrate or mediate the dispute.

   NOTICES:

     33. All notices called for or contemplated herein shall be in writing and shall be deemed given when personally delivered or when both telefaxed and mailed, postage prepaid, by first class mail to the designated representative of the C6ntractor or Subcontractor at the telefax number and address shown on the face of this Agreement. The designated representative and/or the address and telefax number may be changed by either party by notice to the other party in the manner aforesaid, provided that such notice shall expressly refer to this
Article 33 and plainly state the change.

   SCHEDULES:

     34.  The  following  Schedules  are  attached  to and  form  part  of  this
Agreement:

            SCHEDULE A - SCOPE OF WORK
            SCHEDULE B - PROJECT SCHEDULE
            SCHEDULE C - CONTRACT DOCUMENTS
            SCHEDULE E - INSURANCE AND BONDS (2 pages)

   SPECIAL TERMS AND CONDITIONS:

     35.

     IN WITNESS WHEREOF the parties hereto have duly executed this Agreement the day and year first above written.

Witness: CONTRACTOR


By


Title
Witness: SUBCONTRACTOR
By
Title

                           SCHEDULE A - SCOPE OF WORK


     The Subcontractor shall construct and complete the following Work:


     I. Replace 16 existing bearings with new at 138th Street abutment in the Bronx and at the 29th Street abutment in Queens.

     2. Install four steel troughs on fascia girders at the 138th Street overpass in the Bronx.

     3. Remove approximately 4~ of concrete from the wing walls to free four girder ends at the 138th Street abutment in the Bronx.





     Clarifications:

     General Contractor to furnish hydraulic jacks lifting beams, stools and bolts. General Contractor to arrange access to the Queens jobsite.






     The following work is the responsibility of others and is excluded from the Work of this Agreement:


     1. Materials

     2. Maintenance and protection of railroad, vehicular and pedestrian traffic

     3. Flagmen

     4. Removal of paint, field painting or touch-up painting

     5. Disposal of contaminated (if any) material

     6. Overtime work

                          SCHEDULE B - PROJECT SCHEDULE

     Subcontractor shall perform its Work in accordance with the following outline Project Schedule:

      Complete all work including Punch List by January 6, 1997.

                         SCHEDULE C - CONTRACT DOCUMENTS


     The Contract Documents, which are incorporated by reference and included as part of this Agreement, consist of the following documents:

     1. The Prime Contract, the Conditions of the Prime Contract (General, Supplementary, Special and other conditions) and all other documents contained or referenced in the Prime Contract.

2.          Drawing Number                                  Revision        Date
             C3
             S6
             S7
             59
             510                                     1
             SII


     AB Sketches 1, 2 and 3 dated 7/31/96 trough details ConServ shop drawings for expansion bearing, 2196 and 2197 AB shop drawing 3 trough details

3. Specification Number                      Title                          Date

     Specifications  for  bearing  rehabilitation   Hellgate  Viaduct  Structure
Revised 6/Z'95 by Parsons, Brinkerhall, Quade & Douglas, Inc.

4.          Addendum Number                         Date





5. Modifications or Change Orders to the Prime Contract issued subsequent to the execution of the Prime Not applicable to Subcontractor's work.


Contract:



6.           Other Documents:  NONE

                         SCHFDULE E INSURANCE AND BONDS

     [NSURANCE NEEDED

     E.l Prior to the commencement of the Subcontractor's work, the Subcontractor shall procure and maintain in full force and effect for the duration of the term of this Agreement the following insurance coverages and minimum limits with insurance companies acceptable to Contractor.

    COMMERCIAL GENERAL LIABILITY INSURANCE

     E.2 The policy shall be written on an occurrence basis with limits not less than 51,000,000 Combined Single Limit (550,000 limit for Fire Legal Liability). The coverage provided shall be at east as broad as ISO Form CGOOO I or ISO Broad Form GL0404, including coverage for Premises-Operations. Independent Contractors, Contractual Liability (no watercraft or employee bodily injury exclusion), Broad Form Property Damage including explosion, collapse and underground hazards. Products-Completed Operations, Personal and Advertising Injury Liability and Fire Legal Liability. If the policy contains a general aggregate limitation, then the policy shall be endorsed to provide at least a 52,000,000 specific aggregate for the Work on this project. The policy shall name Contractor, its officers, employees and agents and all parties required by the Prime Contract as Additional Insureds (hereinafter collectively "Additional Insureds). The policy shall also include a cross liability or severability of interest clause and shall be primary and noncontributory insurance for all acts or omissions or any other liability of Additional Insureds arising out of
Subcontractor's ongoing operations performed for Additional Insureds or Subcontractor's use of premises, equipment and facilities of Additional Insureds. Any other insurance maintained by Contractor for its own benefit, or for the benefit of other Additional Insureds hereunder, shall be excess and noncontributory. Any other insurance maintained by other Additional Insureds hereunder shall also be excess and noncontributory towards Subcontractor's primary insurance if required by the Prime Contract toward Contractor. Contractor's general liability policy has been or will be endorsed to apply as excess over and noncontributory with any valid and collectible insurance (collectible insurance includes Subcontractor's deductibles and self-insured retentions) available to Additional Insureds on Subcontractor's policies.

    COMMERCIAL I BUSINESS AUTOMOBILE LIABILITY INSURANCE

     E.3The policy shall contain limits of not less than 51,000,000 Combined Single Limit and include coverage for "any auto" or "all owned, hired and non-owned autos." The coverage shall be at least as broad as ISO Form CAOO0 I, shall include Contractual Liability coverage applicable to this agreement and shall name Contractor and all parties required by the Prime Contract as Additional Insured(s).

 EXCESS UMBRELLA LIABILITY INSURANCE

     E.4The policy(ies) shall be written with limits of not less than S 3,000,000 Combined Single Limit per occurrence and aggregate for this project, and coverages shall. as a minimum, follow form of Subcontractor's General Liability, Automobile Liability. and Employer's Liability coverages, including contractual liability coverage and coverage afforded to Additional Insured(s).

 WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY INSURANCE

     E.5The policy shall provide coverage for statutory benefits and Employer's Liability coverage ofSl,000,000 per occurrence. The policy shall be endorsed to include USL&HW Compensation Act coverage and Maritime (Jones Act) coverage if applicable to the work.

 BUILDERS' RISK INSURANCE

     E.6 Builder's Risk insurance furnished for Subcontractor's  Work on Project
Site: NONE

Deductible Amount: n/a                       Purchased by: n/a

     Waiver of Subrogation on Builders' Risk Policy (applies only if Builder's Risk policy or similar property insurance is furnished by Contractor, Customer or Owner) - Contractor and Subcontractor waive all rights against (1) each other and any of their Subcontractors, Sub-subcontractors, agents and employees, each of the other, and (2) provided that an insured interest exists, against the Owner, the Architect, the Architect's consultants, separate contractors, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other perils to the extent covered by Builder's Risk or other similar property insurance provided under the Prime Contract or specified above and applicable to the Work. except such rights as they may have to proceeds of such insurance. All requirements of the Prime Contract relating to any Owner-furnished property insurance are incorporated by reference.

   SPECIAL INSURANCE REQUIRED

     E.7 The following special insurance coverages are required for this project:





   CERTIFICATES OF INSURANCE

     E.8 Prior to commencing the Work, Subcontractor shall provide a Certificate of insurance, completed and signed by an authorized agent of its insurance company(ies), as evidence of Subcontractor's compliance to Schedule E of this Agreement. FAILURE OF CONTRACTOR TO ENFORCE THIS REQUIREMENT SHALL NOT
CONSTITUTE A WAIVER OF SUBCONTRACTOR'S OBLIG~ONS TO PROVIDE INSURANCE AS SPECIFIED HEREIN. In the event that the Subcontractor fails to obtain and keep in full force and effect any of the insurance requirements under this Agreement, Contractor may purchase, but is not obligated to purchase, such coverage and use any funds payable to the Subcontractor to satisfy any premium requirements.

The Certificate Holder shall be:

Hannibal Construction Co                     American Bridge Company
Att: Bill King                               Attn: Ralph J. Whitney
159 w. 127th St.                             Three Gateway Center, Suite 1100
New York, NY 10027                           Pittsburgh, PA 15222-1004
212-663-2000
Fax 212-666-1679
                                             Telephone:412-562-4400
                                             Telefax:412-562-4478



     All policies shall be endorsed to provide mandatory 30 days written notice of cancellation or non-renewal (1 0 days in event of nonpayment) to Certificate Holder. Failure to inform Certificate Holder of cancellation or non-renewal. without securing replacement coverage equivalent to that specified herein, shall constitute a material breach of contract to provide insurance. Contractor shall rely on Certificates of Insurance as evidence of compliance by the insurance policies in all respects with the requirements of this Schedule E unless expressly stated otherwise thereon or in any attachments thereto. All deductibles, self-insured retentions and exclusionary endorsements affecting coverage for the Additional [insureds must be fully disclosed and are subject to approval of Contractor. Subcontractor shall be solely responsible for and shall solely pay all deductibles, self-insurance or similar retentions. NONCONFORMING INSURANCE SHALL NOT RELIEVE SUBCONTRACTOR OF. ITS OBLIGATION TO PROVIDE INSURANCE AS SPECIFIED HEREIN unless waived in writing by Contractor, and this obligation shall survive this Agreement even though Subcontractor has completed its Work and has been fully paid.


   PAYMENT AND PERFORMANCE BONDS

     E.9 The Subcontractor shall provide a Payment Bond and a Performance Bond in the amount of ___________________________________ . The cost of the bonds is included in the Subcontract Price. Bonds to be executed on Contractor's form by corporate surety acceptable to Contractor. Surety must be registered in the State of the Project and must be U.S. Treasury listed for the amount of the bond.